UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IDAHO STRATEGIC RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	NYSE AMERICAN LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates (if applicable):  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

This registration statement on Form 8-A is being filed to register the common stock, no par value per share (the “Common Stock”) of Idaho Strategic Resources, Inc. (the “Company”), a corporation organized under the Idaho Business Corporation Act, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Common Stock on the NYSE American LLC. The Common Stock has previously been registered under Section 12(g) of the Exchange Act.

Item 1. Description of Securities to be Registered.

The description of the Common Stock is set forth under the caption “Item 11. Description of Registrant’s Securities to be Registered” of the Company’s registration statement on Form 10, as amended, as originally filed with the Securities and Exchange Commission on February 25, 2014, and is hereby incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the NYSE American LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Idaho Strategic Resources, Inc.

Date: March 8, 2022	/s/ John Swallow
John Swallow, its President and
Chief Executive Officer

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